UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2022

Idera Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-31918 (Commission File Number)	04-1187261 (I.R.S. Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code (484) 348-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	IDRA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaws Amendment and Restatement

On November 17, 2022, the Board of Directors (the “Board”) of Idera Pharmaceuticals, Inc. (the “Company”) approved the adoption of the Second Amended and Restated By-Laws of the Company (the “New Bylaws”), which amend and restate the Amended and Restated Bylaws of the Company, as amended by the First Amendment to the Amended and Restated Bylaws of the Company, dated January 21, 2018 (the “Existing Bylaws”) in their entirety. The New Bylaws amend the Existing Bylaws to, among other things, clarify provisions relating to virtual stockholder meetings and modify the quorum such that presence, in person or by proxy, of the holders of one-third  of the shares of capital stock issued and outstanding and entitled to vote (rather than the majority of the aggregate number of shares of each class of capital stock issued and outstanding and entitled to vote) constitutes a quorum for the transaction of business at stockholder meetings.

The foregoing description of the New Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the New Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series B Preferred Stock

On November 17, 2022, the Board declared a dividend of one one-thousandth of a share of Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), for each outstanding share of the Company’s common stock, par value $0.001 per share (“Common Stock”) to stockholders of record at 5:00 p.m. Eastern Time on November 28, 2022 (the “Record Date”).

General; Transferability. Shares of Series B Preferred Stock will be uncertificated and represented in book-entry form. No shares of Series B Preferred Stock may be transferred by the holder thereof except in connection with a transfer by such holder of any shares of Common Stock held by such holder, in which case a number of one one-thousandths (1/1000ths) of a share of Series B Preferred Stock equal to the number of shares of Common Stock to be transferred by such holder will be automatically transferred to the transferee of such shares of Common Stock.

Voting Rights. Each share of Series B Preferred Stock will entitle the holder thereof to 1,000,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Series B Preferred Stock will have a ratable number of votes). Thus, each one-thousandth of a share of Series B Preferred Stock would entitle the holder thereof to 1,000 votes. The outstanding shares of Series B Preferred Stock will vote together with the outstanding shares of Common Stock of the Company as a single class exclusively with respect to (1) any proposal to adopt an amendment to the Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”) to reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment (the “Reverse Stock Split”), and (2) any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Stock Split (the “Adjournment Proposal”). The Series B Preferred Stock will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law.

Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Reverse Stock Split or the Adjournment Proposal, the vote of each share of Series B Preferred Stock (or fraction thereof) entitled to vote on the Reverse Stock Split or the Adjournment Proposal will be cast in the same manner as the vote, if any, of the share of Common Stock (or fraction thereof) in respect of which such share of Series B Preferred Stock (or fraction thereof) was issued as a dividend is cast on t the Reverse Stock Split or the Adjournment Proposal, and the proxy or ballot with respect to shares of Common Stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series B Preferred Stock (or fraction thereof) held by such holder. Holders of Series B Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series B Preferred Stock on the Reverse Stock Split or the Adjournment Proposal.

Dividend Rights. The holders of Series B Preferred Stock, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. As to any distribution of assets upon a liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (a “Dissolution”), the Series B Preferred Stock shall rank (1) senior to the Common Stock and (2) junior to each other series or class of the Company’s Preferred Stock issued either before or after the issuance of the Series B Preferred Stock, unless the terms of any such series shall provide otherwise. Upon any Dissolution, each holder of outstanding shares of Series B Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, prior and in preference to any distribution to the holders of Common Stock, an amount in cash equal to $0.01 per outstanding share of Series B Preferred Stock.

Redemption. All shares of Series B Preferred Stock that are not present in person or by proxy at any meeting of stockholders held to vote on the Reverse Stock Split and the Adjournment Proposal as of immediately prior to the opening of the polls at such meeting (the “Initial Redemption Time”) will automatically be redeemed in whole, but not in part, by the Company at the Initial Redemption Time without further action on the part of the Company or the holder of shares of Series B Preferred Stock (the “Initial Redemption”). Any outstanding shares of Series B Preferred Stock that have not been redeemed pursuant to an Initial Redemption will be redeemed in whole, but not in part, (i) if such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion or (ii) automatically upon the approval by the Company’s stockholders of the Reverse Stock Split at any meeting of the stockholders held for the purpose of voting on such proposal.

Each share of Series B Preferred Stock redeemed in any redemption described above will be redeemed in consideration for the right to receive an amount equal to $0.10 in cash for each one hundred whole shares of Series B Preferred Stock that are “beneficially owned” by the “beneficial owner” (as such terms are defined in the certificate of designation with respect to the Series B Preferred Stock (the “Certificate of Designation”)) thereof as of the applicable redemption time and redeemed pursuant to such redemption, payable upon receipt by the Company of a written request submitted by the applicable holder to the corporate secretary of the Company (each a “Redemption Payment Request”) following the applicable redemption time. Such Redemption Payment Request shall (i) be in a form reasonably acceptable to the Company (ii) set forth in reasonable detail the number of shares of Series B Preferred Stock beneficially owned by the holder at the applicable redemption time and include evidence reasonably satisfactory to the Company regarding the same, and (iii) set forth a calculation specifying the amount in cash owed to such Holder by the Company with respect to the shares of Series B Preferred Stock that were redeemed at the applicable redemption time. However, the redemption consideration in respect of the shares of Series B Preferred Stock (or fractions thereof) redeemed in any redemption described above: (x) will entitle the former beneficial owners of less than one hundred whole shares of Series B Preferred Stock redeemed in any redemption to no cash payment in respect thereof and (y) will, in the case of a former beneficial owner of a number of shares of Series B Preferred Stock (or fractions thereof) redeemed pursuant to any redemption that is not equal to a whole number that is a multiple of one hundred, entitle such beneficial owner to the same cash payment, if any, in respect of such redemption as would have been payable in such redemption to such beneficial owner if the number of shares (or fractions thereof) beneficially owned by such beneficial owner and redeemed pursuant to such redemption were rounded down to the nearest whole number that is a multiple of one hundred (such, that for example, the former beneficial owner of 150 shares of Series B Preferred Stock redeemed pursuant to any redemption will be entitled to receive the same cash payment in respect of such redemption as would have been payable to the former beneficial owner of 100 shares of Series B Preferred Stock redeemed pursuant to such redemption).

The Series B Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund. The Series B Preferred Stock is not subject to any restriction on the redemption or repurchase of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.

The Certificate of Designation was filed with the Delaware Secretary of State and became effective on November 17, 2022. The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

EXHIBIT INDEX

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of Idera Pharmaceuticals, Inc.
3.2	Certificate of Designation of Series B Preferred Stock of Idera Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2022	IDERA PHARMACEUTICALS, INC.

	By:	/s/ Bryant D. Lim
Bryant D. Lim, Chief Business Officer and General Counsel